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                                                                    Exhibit 10.1


                            TRIKON TECHNOLOGIES, INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT



To the Investor
Who Is a Signatory Hereto


May 23, 2001


Ladies and Gentlemen:

         Trikon Technologies, Inc., a California corporation (the "Company"), and the Investor (as defined below) hereby agree as follows:

         1. AUTHORIZATION OF SALE OF THE SECURITIES.

         The Company has authorized the sale and issuance of up to 925,930 shares of its common stock, no par value (the "Common Stock"). The shares of Common Stock sold hereunder shall be referred to herein as the "Shares."

         2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

         2.1 Sale of Shares. Subject to the terms of this Common Stock Subscription Agreement (this "Subscription Agreement"), at the Closing (as defined in Section 3.1 hereof), the Company agrees to sell to the purchaser of Shares who has executed a counterpart execution page to this Subscription Agreement (the "Investor"), and the Investor agrees to purchase from the Company, the aggregate number of Shares set forth above the Investor's signature on the counterpart execution page hereof, at a purchase price of $10.80 per Share.

         2.2 Separate Agreement. The Investor shall be liable for only the purchase of the Shares that appears above the Investor's signature. The obligations of the Investor hereunder is expressly not conditioned on the purchase by any or all of the other purchasers of any Shares.

         2.3 Acceptance of Proposed Purchase of Shares. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. The Company shall have no obligation hereunder with respect to the Investor until the Company shall execute and deliver to the Investor an executed copy of this Subscription Agreement. If this Subscription Agreement is not executed and delivered by the Company to the Investor or the offering is terminated, this Subscription Agreement shall be of no further force and effect.

         2.4 Warrant. At the Closing, the Company shall issue to the Investor a warrant, in substantially the form of Appendix I hereto (the "Warrant"), to purchase a number of shares of Common Stock equal to ten percent (10%) of the number of Shares purchased by such Investor hereunder, at an exercise price of $13.50 per share, exercisable for a period of four (4) years





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following the Closing (each, a "Warrant" and collectively, "Warrants"). Investor agrees that, in the event the volume weighted average price per share of the Common Stock as reported on Nasdaq exceeds Twenty-One Dollars and Sixty Cents ($21.60) per share over any thirty (30) consecutive trading day period following the date hereof, and the average daily trading volume for such thirty (30) day period as reported on Nasdaq exceeds 200,000 shares during such thirty (30) day period, the Investor shall, upon written notice from the Company, exercise its Warrant for such number of shares of Common Stock subject thereto as the Company may specify in such notice, provided that, as of the date of such notice and as of the date of the closing of the exercise thereof, the shares of Common Stock issuable upon exercise of the Warrants have been registered for resale pursuant to an effective registration statement under the Securities Act. The payment of the exercise price for such shares, and delivery of stock certificates therefor, shall occur on a date mutually acceptable to the Company and the Investor within thirty (30) days following the date of the Company's notice.

         3. CLOSING AND DELIVERY.

         3.1 Closing. The closing of the purchase and sale of the Shares pursuant to this Subscription Agreement (the "Closing") shall be held as soon as practicable after the satisfaction or waiver of all other conditions to Closing set forth in Sections 6 and 7 hereof, at 10:00 a.m. (New York time) at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, or on such other date and place as may be agreed to by the Company and the Investor. Prior to the Closing, the Investor shall execute any related agreements or other documents required to be executed hereunder.

         3.2 Delivery of the Shares at the Closing. At the Closing, the Company shall deliver to the Investor (a) stock certificates representing the Shares to be purchased by the Investor at the Closing as set forth in the Schedule of Investors and (b) a Warrant as provided in Section 2.4 above, registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, against payment of the purchase price therefor. The name(s) in which the stock certificates and Warrant are to be issued to the Investor are set forth in the Investor's counterpart execution page hereto, as completed by the Investor.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         Except as disclosed on the Schedule of Exceptions attached hereto as Schedule A, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Investor as follows:

         4.1 Organization and Standing. The Company and each of its subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and corporate authority to own, lease and operate its properties and conduct its current business as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"); the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations, business or business prospects of the Company (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and



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authority or qualification; the Company is in possession of and operating in compliance with all material authorizations, licenses, certificates, consents, orders and permits from federal, state and other regulatory authorities except where the failure to possess or be in compliance with any of the foregoing is not reasonably likely to have a Material Adverse Effect, all of which are valid and in full force and effect. Other than the corporations, associations and entities set forth on Exhibit 21 of the Form 10-K, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

         4.2 Corporate Power; Authorization. The Company has full legal right, power and authority to enter into this Subscription Agreement and the Warrant and to perform the transactions contemplated hereby and thereby. This Subscription Agreement and the Warrant has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, are valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The making, execution and performance of this Subscription Agreement and the Warrant by the Company and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the Certificate of Incorporation or Bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except (in any such case) for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.

         4.3 Financial Statements. The Company has not distributed any offering material in connection with the offering of the Shares other than the Form 10-K and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Form 10-Q"). The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission ("SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Subscription Agreement (collectively, the "SEC Filings"). As of their respective filing dates (or, if amended, when amended), the SEC Filings complied with the requirements of the Exchange Act and were complete and correct in all material respects. The Company satisfies the registrant requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") in connection with secondary offerings of its Common Stock by its stockholders. The consolidated financial statements of the Company included in the Form 10-K and Form 10-Q (the "Financial Statements") comply in all respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of complete footnotes). Except as and to the extent reflected in the Financial Statements, the Company did not have, as of the date of the Financial Statements, any liabilities or obligations (other than obligations of continued performance under contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require the Company to reflect in the Financial Statements. There



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have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect.

         4.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 11,891,259 shares are issued and outstanding, 2,300,000 shares are reserved for issuance under the Company's employee and director stock option plans, and approximately 40,000 shares are reserved for issuance pursuant to securities (other than securities issued under the foregoing plans) exercisable for, or convertible into or exchangeable for shares of Common Stock; (ii) 20,000,000 shares of preferred stock, no par value, of which 3,500,000 shares are designated as Series H Preferred Stock 273,420 shares of which are issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable U.S. federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares, and the shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Shares") have been duly authorized for issuance and sale to the Investor pursuant to this Subscription Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Subscription Agreement or the Warrant, as applicable, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. The Company has duly and validly reserved the Warrant Shares for issuance upon the exercise of the Warrant. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the Warrant Shares or the issuance and sale thereof other than those that have been satisfied or expressly waived prior to the date hereof. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale or transfer of the Shares, the Warrants or the Warrant Shares. Except as disclosed in the SEC Filings and the Financial Statements, and the related notes thereto, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

         4.5 Listed Shares. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are approved for quotation on The Nasdaq National Market (the "NNM"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NNM.

         4.6 No Change. Subsequent to the date of filing of the Form 10-Q, there has not been, except as set forth on the Form 10-Q (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company (not including reductions in the cash position of the Company in the ordinary course consistent with past practices since the date of the Form 10-Q), (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company, except the incurrence of trade debt and obligations incurred in the ordinary course consistent with past practices, (v) any dividend or distribution of any kind declared, paid or made on the capital stock



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of the Company, (vi) any default in the payment of principal of or interest on any outstanding debt obligations, or (vii) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

         4.7 No Defaults. The Company is not (i) in violation of its Certificate of Incorporation or bylaws, (ii) in default (upon notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which its properties may be bound, or (iii) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties except in the case of (ii) or
(iii) for any default or violation not reasonably likely to have a Material Adverse Effect.

         4.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription Agreement ("Consents") except for (i) such Consents which are not material, (ii) compliance with the securities and Blue Sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, and (iii) Consents and/or filings required by the NNM and the SEC. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable federal, state and local environmental laws and regulations, except for any failure to comply which is not reasonably likely to have a Material Adverse Effect.

         4.9 Investment Company Act. The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and is not, and intends in the future to conduct its and its subsidiaries' affairs in such a manner as to ensure that it is not and will not become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

         Litigation. There is no claim, action, proceeding or investigation pending, or to the knowledge of the Company, threatened against or relating to the Company before any court or governmental or regulatory authority or body, domestic or foreign, with respect to which there is a substantial possibility of determination that would have a Material Adverse Effect on the Company, taken as a whole, or prevent or delay any transaction contemplated by this Agreement, and the Company is not subject to any outstanding order, writ, injunction or decree that materially and adversely affects the Company, taken as a whole, or would prevent or delay the transactions contemplated by this Agreement.

         4.11 Intellectual Property. The "Company Intellectual Property" consists of the following:

                  (i) all patents, trademarks, trade names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology,



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         manufacturing processes, supplier lists, trade secrets, know-how, computer software programs or applications (in both source and object code form) owned by the Company;

                  (ii) all goodwill associated with trademarks, trade names, service marks and trade dress owned by the Company;

                  (iii) all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software owned by the Company;

                  (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by the Company;

                  (v) all other tangible or intangible proprietary information and materials owned by the Company; and

                  (vi) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including, without limitation, the types of intellectual property and tangible and intangible proprietary information described in clauses (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of the Company. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and Company Intellectual Property described in clause (vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

         The Company Intellectual Property, to the best of the Company's knowledge, consists solely of items and rights which are either: (i) owned by it; (ii) in the public domain; or (iii) rightfully used and authorized for use by it pursuant to a valid license or other agreement. The Company, to the best of the Company's knowledge, has all rights in the Company Intellectual Property necessary for either the Company to carry out its current activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out its former activities, including, without limitation, and solely to the extent necessary to carry out such activities, rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), disclose, transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property inside or outside the United States and all fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

         5.1 Investment Representations. The Investor represents and warrants to and covenants with the Company that:



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                  (a) The Investor is knowledgeable, sophisticated and
experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrant, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Investor deems relevant (including the documents filed by the Company with the SEC) in making an informed decision to purchase the Shares and the Warrant.

                  (b) The Investor is purchasing the Shares and the Warrant in the ordinary course of its business for its own account for investment only and with no present intention of distributing the Shares or the Warrant or any arrangement or understanding with any other persons regarding the distribution of the Shares or the Warrant.

                  (c) The Investor shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable Blue Sky laws, and the rules and regulations promulgated thereunder.

                  (d) The Investor has completed or caused to be completed the information requested on the Investor's counterpart execution page and the Investor's Questionnaire, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement (or as defined below) (provided that Investor shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

                  (e) The Investor has, in connection with its decision to purchase the Shares and the Warrant, relied with respect to the Company and its affairs solely upon the SEC Filings and the representations and warranties of the Company contained herein.

                  (f) The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                  (g) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to perform the transactions contemplated hereby and thereby. This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming due authorization, execution and delivery by each of the other parties hereto and thereto, this Subscription Agreement is a valid and binding obligation of Investor, enforceable in accordance with their terms.

                  (h) The Investor understands that an investment in the Shares and Warrant is speculative and involves a high degree of risk of loss of all or part of Investor's investment therein.

                  (i) The Investor understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares and the Warrant from the applicable registration or qualification requirements under the Securities Act, under the securities laws of all applicable states and for other purposes. In the event any of such representations and warranties become inaccurate or untrue prior to the Closing, the Investor will promptly notify the Company.



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         5.2 Ability to Bear Risk. The Investor is able to bear the economic risk of holding the Shares and the Warrant for an indefinite period, including the loss of Investor's entire investment. The Shares and the Warrant were not offered or sold to Investor by any form of general solicitation or advertising.

         5.3 Independent Advice. The Investor understands that nothing in this Subscription Agreement or any other materials presented to Investor in connection with the purchase and sale of the Shares and the Warrant constitutes legal, tax or investment advice and that no independent legal counsel retained by the Company has reviewed these documents and materials on Investor's behalf. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrant.

         5.4 No Transferability. The Investor understands that unless there is a registration statement in effect regarding the Shares: (a) neither the Shares nor the Warrant shall be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Subscription Agreement; (b) the Company shall provide stop transfer instructions to its transfer agent with respect to the Shares and the Warrant in order to enforce the restrictions contained in this Section 5.4; and
(c) each certificate representing Shares shall be in the name of Investor and shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY JURISDICTION, AND MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE."

Upon the effectiveness of a registration statement covering the Shares, the legend contained in this Section 5.4 and all other transfer restrictions on the Shares shall be removed within five (5) business days after the legended certificate for the Shares is presented to the Company's transfer agent.

         6. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING.

         The Company's obligations to complete the sale and issuance of the Shares and the Warrant and to deliver the Shares and the Warrant to the Investor as set forth in the Schedule of Investors shall be subject to the following conditions (to the extent not waived by the Company):

         6.1 Representations and Warranties Correct. The representations and warranties made by such Investor in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing.

         6.2 Delivery of Purchase Price. The purchase price for the Shares and the Warrant being purchased shall have been delivered by the Investor.



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         6.3 Nasdaq Rules. The Company shall not have been notified by Nasdaq that the issuance of the Shares would constitute a violation of Nasdaq rules.

         6.4 Consents. The Company shall have received all consents, waivers and other approvals required to consummate the transactions contemplated by this Agreement.

         7. CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING.

         The Investor's obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions (to the extent not waived by such Investor):

         7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 shall be true and correct in all material respects when made and as of the Closing and the Investor shall have received a certificate signed by the chief executive officer and chief financial officer of the Company, or such other officers of the Company as agreed upon by the parties hereto, that each of such representations and warranties, as appropriate, is true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing (except for any representations and warranties given as of a specified date), and that such party has performed and complied in all material respects with all of its obligations under this Subscription Agreement which are to be performed or complied with on or prior to the Closing.

         7.2 Additional Listing Application. If required by the rules and regulations of Nasdaq, the Company shall have filed an Additional Listing Application with Nasdaq covering the Shares and the shares of Common Stock issuable upon exercise of the Warrant.

         7.3 Opinion. The Investor shall have a received a legal opinion from McDermott, Will & Emery, counsel to the Company, in a form reasonably acceptable to the Investor.

         8. REGISTRATION RIGHTS.

         8.1 Registration Rights. The Company will use its commercially reasonable best efforts file a Registration Statement on Form S-3 (or, if Form S-3 is not applicable, any other applicable registration form with the SEC for the resale of the Registrable Shares (as defined below)) within thirty (30) days after the Closing, and the Company will further use its commercially reasonable best efforts to assure that such Registration Statement is effective as a soon as practicable after filing but in no event not later than ninety (90) days after the date the Registration Statement is initially filed (the "Effectiveness Milestone"). If the Registration Statement is not effective at the Effectiveness Milestone date, the aggregate number of shares of Common Stock issuable upon exercise of the Warrant shall be increased by a number of shares equal to two (2%) percent of the Shares (18,518 shares), and such aggregate number of shares of Common Stock issuable upon exercise of the Warrant shall be increased by an additional two (2%) percent (18,518 shares) for every 30-day period following the Effectiveness Milestone date that expires without the Registration Statement being declared effective. The increases in the shares of Common Stock issuable upon exercise of the Warrant in full shall no longer accrue following the date on which all the Shares issued hereunder may be traded without restriction pursuant to paragraph (k) of Rule 144 promulgated under the Securities Act ("Rule 144(k)"). For the purposes of this Subscription Agreement: (A) "Registrable Shares" means the Shares issued and acquired pursuant to this Subscription Agreement, and the Warrant Shares (and including any shares issued in connection with any split or dividend in respect



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of any such shares); provided, however, that any such Share will cease to be a
Registrable Share when (1) a Registration Statement covering a Registrable Share has been declared effective by the SEC and such Share has been disposed of by the Investor pursuant to such effective Registration Statement or such Registration Statement has remained effective for 48 months from the date it was first declared effective, (2) the Registrable Share is transferred to another person (other than in connection with the transfer of the Warrant), (3) such share (after initial issuance) is held by the Company or otherwise ceases to be outstanding, or (4) such share may be traded without restriction pursuant to Rule 144(k), if applicable; and (B) "Registration Statement" means any registration statement or comparable document under the Securities Act through which a public sale or disposition of the Registrable Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         8.2 Suspension Of Effectiveness. The Company's obligations under
Section 8.1 above shall not restrict its ability to suspend the effectiveness of, or direct the Investor not to offer or sell securities under, any Registration Statement, at any time, for such reasonable period of time which the Company reasonably believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company; provided, however, that the Company may not exercise such right for more than sixty (60) days in any twelve-month period. In addition, the Company shall not be required to keep any Registration Statement effective, or may, without suspending such effectiveness, instruct the Investor not to sell such securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales. If the Company suspends the effectiveness of any Registration Statement, the period specified in clause (1) in Section 8.1 shall be extended for a period of time equal in length to the period of time during which the Company suspended the effectiveness of the Registration Statement.

         8.3 Registration Procedures. Except as otherwise expressly provided herein, in connection with any registration of Registrable Shares pursuant to this Subscription Agreement, the Company shall, as expeditiously as possible:

                  (a) in accordance with the terms of Section 8.1, prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable, and thereafter keep such Registration Statement effective for the period specified in Section 8.1 above (as may be extended in accordance with Section 8.2 above) or, if earlier, until the distribution contemplated in the Registration Statement has been completed; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Investor copies of such Registration Statement and such other documents as proposed to be filed (including copies of any document to be incorporated by reference therein), and thereafter furnish to the Investor such number of copies as may be reasonably requested in writing by the Investor of such Registration Statement, each amendment and supplement thereto (including copies of any document to be incorporated by reference therein), including all exhibits thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), and, promptly after the effectiveness of a Registration Statement, the definitive final prospectus filed with the SEC;

                  (b) notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Investor, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Investor any such supplement or amendment;

                  (c) notify the Investor and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,
(i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Company shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

         The Company may require the Investor to furnish to the Company such information regarding themselves and the distribution of such Registrable Shares as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Investor agrees, by the acquisition of Registrable Shares and the acceptance of the benefits provided to it hereunder, to furnish promptly to the Company all information required to be disclosed in order to make any previously furnished information not materially misleading. The Investor proposing to distribute their Registrable Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company for such underwriting and shall provide to such underwriter or underwriters any opinions and certificates, and any indemnification with respect to such Investor as reasonably required by such underwriter or underwriters.

         The Investor agrees that upon receipt of any notice from the Company of the happening of any event of the kind described herein requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Investor will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by this Subscription Agreement, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, the Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Investor's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

         8.4 Registration Expenses. All expenses incident to the Company's performance of or compliance with the registration of shares pursuant to this Subscription Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel of the Company and counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Shares), fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., and with listing on any national securities exchange or exchanges in which listing may be sought, printing expenses, messenger and delivery expenses, fees and expenses of one counsel for all Investors participating in such registration (not to exceed $15,000), fees and expenses of counsel for the Company and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company; provided that in no event shall Registration Expenses payable by the Company include any (i) underwriting discounts, commissions, or fees attributable to the sale of Registrable Shares, or (ii) transfer taxes, if any, all of which shall be borne by the Investor.

         8.5 Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the partners or officers, directors and stockholders of the Investor, legal counsel, the investment adviser and accountants for the Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse each such Investor, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Investor or underwriter, or any person controlling such Investor or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Investor or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, each other Investor selling Shares in the Registration Statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with the Registration Statement; and each such Investor will reimburse any person intended to be indemnified pursuant to this subsection 8.5(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 8.5(b) exceed the gross proceeds from the offering received by such Investor.

                  (c) Promptly after receipt by an indemnified party under this
Section 8.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.5.

                  (d) If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and Investors under this
Section 8.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 8, and otherwise.

         9. MISCELLANEOUS.

         9.1 Nomination of Directors. The Investor shall have the right to recommend nominees for the election of directors to the Board of Directors of the Company or its Nominating Committee, if such committee has been formed. The Board of Directors or its Nominating Committee shall consider the recommendations of the Investor when determining management's slate of nominees for any annual or special meeting of the stockholders of the Company held for the purpose of electing directors or when filling any vacancy. The determination of such slate, however, shall be in the sole and absolute discretion of the Board of Directors or any applicable committee.

         9.2 Notice of Private Placement. If at any time prior to the first anniversary of this Agreement, the Company proposes to make a private placement of its debt or equity securities, the Company shall notify the Investor as soon as practicable prior to offering such debt or equity securities in a private placement.

         9.3 Waivers and Amendments. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares, or, in the case of non-material or ministerial amendments, upon the written consent of the Company.

         9.4 Headings. The headings of the various sections of this Subscription Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Subscription Agreement.

         9.5 Broker's Fee. The Company and the Investor (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

         9.6 Severability. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement shall continue to be valid and will be performed, construed, and enforced to the fullest extent permitted by law, and the invalid or unenforceable term shall be deemed amended and limited in accordance with the intent of the parties as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validity of the term or provision.

         9.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with an internationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the Company. All communications shall be addressed as follows:

                  (a) if to the Company, to:

                      Trikon Technologies, Inc.
                      Ringland Way
                      Newport, South Wales NP18 27ATelephone: (949) 553-6655 United Kingdom
                      Telephone:       011-44-1633-414-000
                      Facsimile:       011-44-1633-414-0404
                      Attention        Chief Executive Officer

                  with a copy so mailed to:

                      McDermott, Will & Emery
                      50 Rockefeller Plaza
                      New York, New York  10020
                      Telephone:       212-547-5400
                      Facsimile:       212-547-5444
                      Attention:       Stephen B. Selbst, Esq.

                  (b) if to the Investor, at the address as set forth on the Counterpart Execution Page of this Subscription Agreement.

         9.8 GOVERNING LAW. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         9.9 Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         9.10 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Subscription Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Subscription Agreement, the delivery to the Investor of the Shares and the payment therefor until the first anniversary the Closing.

         9.11 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither the terms "successors" nor "assigns" as used herein shall include any entity or person who purchases Shares from any Investor after the Closing and is not an affiliate of an Investor.

         9.12 Entire Agreement. This Subscription Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         9.13 Payment of Fees and Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Subscription Agreement and the transactions contemplated hereby (the "Offering"); provided, however, that the Company shall bear the costs in connection with the Registration Statement to the extent provided in Section
8.4. If any action at law or in equity is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         9.14 Confidentiality. The Investor acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. Except to the extent authorized by the Company and required by any federal or state law, rule or regulation or any decision or order of any court or regulatory authority, Investor agrees that it will refrain from disclosing any such information to any person other than to any agent, attorneys, accountants, employees, officers and directors of Investor who need to know such information in connection with Investors' purchase of the Shares, and who agree to be bound by the confidentiality provisions of this Subscription Agreement. In the event that Investor or its agents are required by federal or state or other law, rule or regulation or any decision or order of any court or regulatory authority to release such information, it shall give the Company sufficient prior notice so that the Company may seek a stay or other release or waiver from disclosing such information. The Investor agrees not to use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

         9.15 Knowledge. The phrases "knowledge," "to the Company's knowledge," "to our knowledge," "of which the Company is aware" and similar language as used herein shall mean the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation, of any executive officer or director of the Company; provided, however, that the term "actual knowledge of the Company" shall mean the actual knowledge and current awareness of any executive officer or Director of the Company.

         If this Subscription Agreement is satisfactory to you, please so indicate by signing the acceptance on a counterpart execution page to this Subscription Agreement and return such counterpart to the Company whereupon this Subscription Agreement will become binding between us in accordance with its terms.


                                        TRIKON TECHNOLOGIES, INC.
                                        a California corporation


                                        By: /s/ Nigel Wheeler
                                            ------------------------------------
                                            Name: Nigel Wheeler
                                            Title: Chief Executive Officer

                                        Date: May 23, 2001

                       COMMON STOCK SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

                       Common Stock Subscription Agreement
                           Counterpart Execution Page

By signing below, the undersigned agrees to the terms of the Trikon Technologies, Inc. Common Stock Subscription Agreement and to purchase the number of Shares set forth below.



                                       Number of Shares being purchased:


                                       INVESTOR:

                                       SPINNER GLOBAL TECHNOLOGY FUND, LTD.


                                       By:  /s/ Arthur C. Spinner
                                            ------------------------------------
                                            Name:    Arthur C. Spinner
                                            Title:   Chairman

                                            Address: 450 Park Ave Suite 2102
                                                     New York, NY 10022

                                            Facsimile:  212-223-0305

                                            Date:  May 23, 2001


Please complete the following:
1.      The exact name that your Shares are to be registered in (this      Spinner Global Technology Fund, Ltd.
        is the name that will appear on your Shares certificate(s)).
        You may use a nominee name if appropriate:

2.      The relationship between the purchaser of the Shares and the       Same
        Registered Holder listed in response to item 1 above:                   --------------------------------

3.      The mailing address and facsimile number of the Registered         -------------------------------------
        Holder listed in response to item 1 above (if different from
        above):                                                            -------------------------------------

                                                                           Facsimile:
                                                                                     ---------------------------

                                                                           -------------------------------------


                      COMMON STOCK SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE